Peat Marwick LLP
Suite 2800
Two First Union Center
Charlotte, NC 28282-8290



The Board of Directors
Bank of Mecklenburg:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to Bank of Mecklenburg's adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" on January 1, 1994.



KPMG Peat Marwick LLP

Charlotte, North Carolina
June 18, 1997